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                                                            Exhibit (a)(6)
                           OFFER TO PURCHASE FOR CASH

                     ALL OUTSTANDING SHARES OF COMMON STOCK
                       (INCLUDING THE ASSOCIATED RIGHTS)
                                       OF

                          ROLLINS TRUCK LEASING CORP.
                                       AT

                              $13.00 NET PER SHARE

                                       BY

                          SUN ACQUISITION CORPORATION
                     AN INDIRECT WHOLLY OWNED SUBSIDIARY OF

                         PENSKE TRUCK LEASING CO., L.P.

  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
      TIME, ON WEDNESDAY, FEBRUARY 21, 2001, UNLESS THE OFFER IS EXTENDED.

                                                                January 24, 2001

To Our Clients:

     Enclosed for your consideration are the Offer to Purchase dated January 24, 2001 (the "Offer to Purchase") and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by Sun Acquisition Corporation, a Delaware corporation ("Purchaser") and an indirect wholly owned subsidiary of Penske Truck Leasing, Co., L.P., a Delaware limited partnership ("Parent"), to purchase all outstanding shares of common stock, par value $1.00 per share (the "Common Stock"), together with the associated rights (the "Rights" and collectively with the Common Stock, the "Shares") of Rollins Truck Leasing Corp., a Delaware corporation (the "Company"), at $13.00 per Share, net to the seller in cash, without interest (the "Common Stock Price"), upon the terms and subject to the conditions set forth in the Offer to Purchase.

     WE ARE THE HOLDER OF RECORD OF THE SHARES HELD FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE ENCLOSED LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase. Your attention is invited to the following:

          1. The tender price is $13.00 per Share, net to you in cash without interest.

          2. The Offer is being made for all outstanding Shares.

          3. The Board of Directors of the Company, by unanimous vote at a meeting held on January 15, 2001, determined that the Merger Agreement and the transactions contemplated thereby are fair, advisable and in the best interests of the stockholders of the Company, and unanimously approved the Offer, the Merger, the Merger Agreement (each as defined in the Offer to Purchase) and the other transactions contemplated thereby. The Board of Directors of the Company unanimously recommends that the Company's stockholders accept the Offer and tender their Shares in the Offer.
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          4. THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK
     CITY TIME, ON WEDNESDAY, FEBRUARY 21, 2001, UNLESS THE OFFER IS EXTENDED.

          5. The Offer is conditioned upon, among other things, (i) there being validly tendered and not withdrawn immediately prior to the expiration of the Offer a number of Shares representing at least a majority of the outstanding Shares and (ii) the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, having expired or been terminated. The Offer is also subject to the other conditions set forth in the Offer to Purchase. See Sections 1 and 13 of the Offer to Purchase.

          6. Any stock transfer taxes applicable to the sale of the Shares to Purchaser pursuant to the Offer will be paid by Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

     The Offer is being made solely by the Offer to Purchase and the related Letter of Transmittal and is being made to all holders of the Shares. Purchaser is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of the Shares for payment pursuant thereto, Purchaser will make a good faith effort to comply with such statute or seek to have such statute declared inapplicable to the Offer. If, after such good faith effort, Purchaser cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) holders of the Shares in such state. In those jurisdictions where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer is being made on behalf of Purchaser by the Dealer Manager or one or more registered brokers or dealers licensed under the laws of such jurisdictions.

     If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form set forth on the reverse side of this letter. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the reverse side of this letter. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

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          INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH

                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF

                          ROLLINS TRUCK LEASING CORP.
                       (INCLUDING THE ASSOCIATED RIGHTS)

                                       BY

                          SUN ACQUISITION CORPORATION
                     AN INDIRECT WHOLLY OWNED SUBSIDIARY OF

                         PENSKE TRUCK LEASING CO., L.P.

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated January 24, 2001 (the "Offer to Purchase") and the related Letter of Transmittal in connection with the Offer by Sun Acquisition Corporation, a Delaware corporation and an indirect wholly owned subsidiary of Penske Truck Leasing Co., L.P., a Delaware limited partnership, to purchase all outstanding shares of common stock, par value $1.00 per share (the "Common Stock"), together with the associated rights (the "Rights" and collectively with the Common Stock, the "Shares"), of Rollins Truck Leasing Corp., a Delaware corporation, at $13.00 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer").

     This will instruct you to tender the number of Shares indicated below (or if no number is indicated below, all Shares) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Number of Shares tendered:*
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Certificate Nos. (if available):
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Check the box if Shares will be tendered by book-entry transfer: [ ]

Account No:
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Dated: ------------------------------------------------------------, 2001

                                   SIGN HERE

Signature(s):
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Please type or print address(es):
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Area Code and Telephone Number:
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Taxpayer Identification or Social Security Number(s):
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* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

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